EXHIBIT 99.1


FOR IMMEDIATE RELEASE
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RICK'S  CABARET  TO ACQUIRE CENTERFOLDS GENTLEMAN'S CLUB IN SAN ANTONIO; WILL BE
SECOND  RECENT  ACQUISITION  IN  GROWING  MARKET

HOUSTON - (July 13, 2006) - RICK'S CABARET INTERNATIONAL, INC. (NASDAQ: RICK) said today it has signed a letter of intent to purchase CENTERFOLDS GENTLEMAN'S CLUB in San Antonio (5418 Brewster St.)

Rick's Cabaret will pay $2.9 million for Centerfolds Gentleman's Club plus its 18,000 square foot building and accompanying real estate. Under terms of the agreement Rick's Cabaret will pay the owners of the club and property $600,000 in cash at the time of purchase and will sign promissory notes for the remaining amount. The notes are not convertible into Rick's stock. A definitive agreement is expected to be signed by July 31st, with closing to occur shortly thereafter, contingent upon normal due diligence and closing activities associated with purchases of this type.

Upon completion of the transaction, the club will be reopened immediately as an upscale Rick's Cabaret, with a full steakhouse restaurant and other amenities associated with Rick's Cabaret establishments in New York City, Houston, Charlotte and Minneapolis.

When  completed,  the  acquisition  will be the second recent purchase by Rick's
Cabaret in the San Antonio market. On July 11th the company announced the acquisition of the former CLUB EXOTICA (4102 Naco Perrin Street), which will reopen in August as an upscale CLUB ONYX, catering to African-American gentlemen. The company already operates an XTC CABARET in San Antonio (at 2023 Sable Lane).

"San Antonio is a fast-growing market and we are delighted to be extending our presence in that city even further," said ERIC LANGAN, CEO of Rick's Cabaret. "The new club should be immediately accretive to earnings and we believe that based on past history it has the potential to generate about $2 million in annual revenue." He noted that the company does not anticipate any remodeling costs associated with the new acquisition.

The new club is conveniently located in North San Antonio directly off the busy I-35 artery. San Antonio is one of the fastest growing cities in the United States. The U.S. Census Bureau announced last month that among the 10 largest cities San Antonio has replaced San Diego as the nation's seventh most populous city. Along with population growth, San Antonio has also witnessed strong economic and employment growth primarily attributed to its stable economic sectors.

ABOUT  RICK'S  CABARET
Rick's  Cabaret  International,  Inc.  (NASDAQ:  RICK,  www.ricks.com)  operates
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upscale  adult  nightclubs  serving primarily businessmen and professionals that offer live adult entertainment, restaurant and bar operations. The company owns and operates or licenses adult nightclubs in New York City, New Orleans, Charlotte, Houston, Minneapolis and other cities under the names "Rick's Cabaret," "XTC" and "Club Onyx." No sexual contact is permitted at any of these locations. Rick's Cabaret also owns the adult Internet membership Web site, www.couplestouch.com, and a network of online adult auction sites under the
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flagship  URL  www.naughtybids.com.  Rick's  Cabaret  common  stock is traded on
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NASDAQ  under  the symbol RICK.  For further information contact ir@ricks.com or
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visit  www.ricks.com.
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FORWARD-LOOKING  STATEMENTS:

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company's actual results to differ materially from those indicated in this document, including the risks and uncertainties associated with operating and managing an adult business, the business climates in New York City and elsewhere, the success or lack thereof in launching and building the company's businesses in New York City and elsewhere, risks and uncertainties related to the operational and financial results of our Web sites, conditions relevant to real estate transactions, and numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. Rick's has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances. For further information go to www.ricks.com.
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CONTACT FOR FURTHER INFORMATION:   ALLAN PRIAULX, 212-338-0050, IR@RICKS.COM
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